SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2008

MERUELO MADDUX PROPERTIES, INC.

(Exact name of registrant specified in its charter)

Delaware	0001-33262	20-5398955
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

761 Terminal Street

Building 1, Second Floor

Los Angeles, California 90021

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (213) 291-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangments of Certain Officers

On November 25, 2008, the Company gave written notice to Lynn Beckemeyer, the Company’s executive vice president—development, Fred Skaggs, the Company’s chief accounting officer, Todd Nielsen, the Company’s general counsel and corporate secretary, and Miguel Enrique Echemendia, the Company’s chief administrative officer, that their current employment agreements would not be renewed. Absent renewal, their current employment agreements will expire January 30, 2009. However, the Company currently expects to enter into a new or amended and restated employment agreement on revised terms and conditions with each of Messrs. Beckemeyer, Skaggs, Nielsen and Echemendia. The revised terms and conditions may include elimination of the minimum annual bonus amount and elimination of severance payments and benefits upon a termination of employment by the Company without cause or by the officer with good reason. No assurances can be made that an agreement will be reached with any of the officers.

In addition, on November 25, 2008, the Company gave written notice to Ted McGonagle, the Company’s chief investment officer, that his employment agreement would not be renewed. Mr. McGonagle’s employment with the Company will be ending on January 30, 2009. The Company and Mr. McGonagle are in discussions with respect to a consulting arrangement pursuant to which Mr. McGonagle may provide certain services to the Company following termination of his employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERUELO MADDUX PROPERTIES, INC.

By:	/s/ Todd Nielsen
Todd Nielsen General Counsel

Dated: December 2, 2008

2